                                                                    EXHIBIT 99.2

                     FORM OF NOTICE OF GUARANTEED DELIVERY

                 FOR 9 1/2% SENIOR SUBORDINATED NOTES DUE 2007
                        OF ENERGY CORPORATION OF AMERICA


       As set forth in the Prospectus dated June         , 1997 (the
"Prospectus") of Energy Corporation of America (the "Company") and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if the certificates for the outstanding 9 1/2% Senior Subordinated Notes due 2007 (the "Old Notes") of the Company and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent by the expiration of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Prospectus.

                                      TO:
                  The Bank of New York (the "Exchange Agent")




       By Mail or Hand Delivery:               By Facsimile Transmission:
         The Bank of New York               (for Eligible Institutions only)
         101 Barclay Street-7A                    The Bank of New York
       New York, New York 10286                      (212) 571-3080
       Attention: Walter Gitlin                 Attention: Walter Gitlin



                 For Information or Confirmation by Telephone:
                                 (212) 815-3687


       DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

       This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

Ladies and Gentlemen:

       The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of a new series of 9 1/2% Senior Subordinated Notes due 2007, Series A (the "Exchange Notes") for each $1,000 in principal amount of the Old Notes.

       The undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "The Exchange Offer--Guaranteed Delivery Procedures" section in the Prospectus and the accompanying Letter of Transmittal.

       The undersigned understands that no withdrawal of a tender of Old Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

       The undersigned understands that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Old Notes (or Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company (the "Depositary" or "DTC")) and (ii) a Letter of Transmittal (or facsimile thereof) with respect to such Old Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message. The term "Agent's Message" means a message transmitted by the Depositary to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Depositary has received an express acknowledgment from each participant in the Depositary tendering the Old Notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

       All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.





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                           PLEASE SIGN AND COMPLETE



Signature(s) of Registered Owner(s) or Authorized           Name(s) of Registered Holder(s)
Signatory:
            ---------------------------------------         ---------------------------------------------------

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Principal Amount of Old Notes Tendered:                     Address:
                                                                      -----------------------------------------

---------------------------------------------------         ---------------------------------------------------
Certificate No(s) of Old Notes (if available):              Area Code and Telephone No.:
                                                                                          ---------------------
                                                            If Old Notes will be delivered by book-entry
---------------------------------------------------
                                                            transfer at The Depository Trust Company, insert
---------------------------------------------------

---------------------------------------------------
Date:
       --------------------------------------------
                                                            Depository Account No.:
                                                                                     --------------------------


This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):
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Capacity:
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Address(es):
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DO NOT SEND OLD NOTES WITH THIS FORM.  OLD NOTES SHOULD BE SENT TO THE EXCHANGE
AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF
TRANSMITTAL.





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
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

       The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Old Notes complies with Rule 14e-4 of the Exchange Act and (c) guarantees that, within three New York Stock Exchange trading days from the expiration date of the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

       The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.



Name of Firm:
               ------------------------------------         ---------------------------------------------------
                                                                           Authorized Signature
Address:
          -----------------------------------------

---------------------------------------------------
Area Code and Telephone No.:                                Name:
                              ---------------------                --------------------------------------------
                                                            Title:
                                                                    -------------------------------------------
                                                            Date:
                                                                   --------------------------------------------





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